CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form S-6 of the AmericaFirst Quantitative Trust. Such reference is included in the Prospectus of the AmericaFirst Defensive & Income Portfolio (Series 1) under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

May 1, 2013